                                                                     EXHIBIT 4.9



THIS CERTIFICATE IS TRANSFERABLE                                 SEE REVERSE FOR
                                                                IMPORTANT NOTICE
IN THE CITIES OF NEW YORK, N.Y.                         ON TRANSFER RESTRICTIONS
AND CHARLOTTE, N.C.                                        AND OTHER INFORMATION

                                                                 CUSIP 929042877


                              VORNADO REALTY TRUST
                              ---------------------
                         a Real Estate Investment Trust
                 Formed Under the Laws of the State of Maryland

      THIS CERTIFIES THAT           ***SPECIMEN***
                              --------------------------------------------------
is the owner of  ***(ZERO)***
                 -------------------------
fully paid and nonassessable 6.625% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, of no par value, of


                              VORNADO REALTY TRUST
                                 --------------

(the "Trust"), transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      WITNESS the facsimile seal and the facsimile signatures of the duly authorized officers of the Trust.

DATED  ***SPECIMEN***
       -----------------------------

Countersigned and Registered:


                           [IMPRESSION OF TRUST SEAL]

WACHOVIA BANK, N.A.
      (Charlotte, N.C.)

Transfer Agent and Registrar
                                      ------------------------------------------
                                      Executive Vice President - Finance and
                                      Administration and Chief Financial
                                      Officer

By:
    -------------------------------   ------------------------------------------
      Authorized signature            Senior Vice President and Secretary

                              VORNADO REALTY TRUST
                                IMPORTANT NOTICE

      The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

      The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own shares of Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class and no Person may Constructively Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class (unless such person is an Existing Constructive Holder). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
            OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY
          AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

      TEN COM   -  as tenants in common
      TEN ENT   -  as tenants by the entireties
      JT TEN    -  as joint tenants with right of survivorship and not as
                   tenants in common

UNIF GIFT MIN ACT ______ Custodian ________
                  (Cust)           (Minor)

                      Under Uniform Gifts to Minors Act of
                      ____________________________________
                                     (State)

      Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _______________________ HEREBY SELLS, ASSIGNS
AND TRANSFERS UNTO

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)

________________________________________________________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE)

____________________ shares of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated _____________________

________________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.